UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2021

Severn Bancorp, Inc.

(Exact name of the registrant as specified in its charter)

Maryland	000-49731	52-1726127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Westgate Circle, Suite 200
Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SVBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing of the merger of Severn Bancorp, Inc., a Maryland corporation (the “Company”), with and into Shore Bancshares, Inc., a Maryland corporation (“SHBI”), with SHBI as the surviving corporation, on October 31, 2021 pursuant to the Agreement and Plan of Merger, dated as of March 3, 2021 (the “Merger Agreement”), by and between SHBI and the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 31, 2021, pursuant to the terms and conditions of the Merger Agreement, the Company was merged with and into SHBI, with SHBI as the surviving corporation (the “Merger”). Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), holders of Company common stock, par value $0.01 per share (“Company Common Stock”), became entitled to receive 0.6207 of a share of SHBI common stock, par value $0.01, and $1.59 in cash for each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, with cash payable in lieu of any fractional shares (the “Merger Consideration”).

At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock that was outstanding and unexercised immediately prior to the Effective Time (“Company Stock Option”), whether vested or unvested, was cancelled in exchange for a single lump sum cash payment, equal to the product of (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, and (ii) the excess, if any, of (A) $10.60 over (B) the exercise price per share of such Company Stock Option, less any applicable taxes required to be withheld with respect to such payment.

Prior to the Merger, Shore United Bank, SHBI’s wholly-owned bank subsidiary, obtained approval of the Office of the Comptroller of the Currency to convert to a national banking association. Immediately following the Merger, Severn Savings Bank, FSB, a federally chartered savings bank and the Company’s wholly-owned savings bank subsidiary, merged with and into Shore United Bank, N.A., with Shore United Bank, N.A. as the surviving entity.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the listing requirements of the NASDAQ Capital Market (“NASDAQ”). The Company notified NASDAQ that trading in Company Common Stock should be suspended and the listing of Company Common Stock should be removed, in each case prior to the opening of the market on November 1, 2021, and requested that NASDAQ file with the U.S. Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration of Company Common Stock on Form 25 to effect the delisting of all shares of Company Common Stock from NASDAQ and the deregistration of such Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). SHBI, as successor to the Company, intends to file with the SEC a certification on Form 15 requesting the termination of the registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company other than the right to receive the Merger Consideration in accordance with the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Effective Time, the articles of incorporation of the Company and the bylaws of the Company ceased to be in effect by operation of law. SHBI’s articles of incorporation and bylaws in effect immediately prior to the Effective Time are the articles of incorporation and bylaws of SHBI (as the surviving corporation in the Merger).

The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

2.1	Agreement and Plan of Merger, dated as of March 3, 2021, by and between Shore Bancshares, Inc. and Severn Bancorp, Inc. (incorporated by reference to Exhibit 2.1 of Severn Bancorp, Inc.’s Current Report on Form 8-K (File No. 000-49731) filed with the SEC on March 4, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SHORE BANCSHARES, INC.,
as successor by merger to Severn Bancorp, Inc.

Dated: November 1, 2021	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr.
President and Chief Executive Officer